Amendment Number ONE to The

Paul Mueller Company Employee Benefit Plan
(Restated as of April 2002)

Pursuant to Section I ("General Information") of the Paul Mueller Company Employee Benefit Plan (the "Plan"), the Trustees retain the authority to amend the Plan at any time.  In accordance with the "Reservation of Authority" portion of that Section, the Plan is hereby amended effective January 1, 2003, by making the following changes to the Summary Plan Description dated April 2002.

1.

In Section I -- General Information, the following is added:

DEFINITION OF "CLAIM":  A request for predetermination is not a claim.  To file a claim under this Plan, there must be a written request for payment of services or supplies that have already been provided to you.

Submission of a prescription to a pharmacy is not a claim.  If a covered individual receives a medication or supply from a pharmacy and believes that the copayment or other amount charged by the pharmacy is incorrect, the participant may then submit a written claim to the Administrative Manager requesting reimbursement of any amounts the participant believes were overcharged.  A request for reimbursement for a medication or supply obtained from a non-participating pharmacy will be considered a claim when filed with the Administrative Manager in writing.

2.

In Section I -- General Information, the subsection entitled Claims Procedures For Medical And Dental Benefits is deleted in its entirety and replaced with the following:

CLAIMS PROCEDURES FOR MEDICAL AND DENTAL BENEFITS:  Providers of medical and dental services and supplies may file claims in writing or electronically with the Administrative Manager (via the managed care organization in which the providers participate, if applicable).  Claims filed by participants for reimbursement of medical and dental expenses must be filed in writing with the Administrative Manager.  Medicare Explanation of Benefit forms must accompany medical claims submitted on behalf of Medicare Retirees.  Claims must include a claim form prescribed by the Trustees.  Claim forms may be obtained from the Administrative Manager or from the Human Resources Office of Paul Mueller Company.  The Trustees may, at their own expense, require an independent medical examination to be performed by a Physician selected by the Trustees.

A request for predetermination is not a claim.  To file a claim under this Plan, there must be a written request for payment of services or supplies that have already been provided to you.  If a request is made to extend a course of treatment beyond the period of time or number of treatments previously approved, the request must be made to the Administrative Manager in writing and the request will be treated as a request for predetermination.

Affirmative proof of claim must be furnished to the Administrative Manager within 12 months following the date the Covered Expense on which the claim is based was incurred.  Failure to furnish proof of claim within the time required above will not invalidate or reduce any claim if it is shown not to have been reasonably possible to furnish such proof within such time, provided such proof is furnished as soon as possible thereafter.

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Medical and Dental Benefits provided under the Plan for Covered Expenses with respect to which a health care provider has allowed a discount to the Plan, in accordance with a discount agreement between the provider and the Trustees, will be paid directly to the Hospital, Physician or Dentist.  All other Medical and Dental Benefits will be paid to you (or to an alternate payee pursuant to the terms of a Qualified Domestic Relations Order), except that you may assign payment of Benefits directly to the Hospital, Physician, or other person or institution rendering services or furnishing supplies for which Benefits are payable under the Plan.  The Trustees are not required to inquire into the validity of any such assignment, and any payment made in good faith by the Trustees discharges the obligation of the Trustees to the extent of such payment.  The Plan will also honor any assignment of rights made by or on your behalf as required by Medicaid.  In addition, if Medicaid makes payments which this Plan has a legal liability to make, the Plan will reimburse Medicaid for those payments, but only to the extent it is required to do so by State statute.

Any unassigned Medical and Dental Benefits for services rendered, that are unpaid at your death will be paid to the Beneficiary you designated under your Life Insurance under the Plan.  If you are incompetent, any unassigned Medical and Dental Benefits payable during your lifetime will be paid to your Life Insurance Beneficiary or, if you have not designated one, to the person or institution who is caring for you.

The Administrative Manager will make a decision with respect to a claim for Medical and Dental Benefits within 30 days after receipt of the claim, unless matters beyond the control of the plan require an extension of time for processing.  If such an extension of time is required, written notice of the extension will be sent to the claimant prior to termination of the 30-day period.  The extension notice will indicate the circumstances requiring an extension of time and the date by which the Plan expects to render a final decision.  In no event will this date be more than 15 days after the end of the initial 30-day period.  If the extension of time is necessary due to the claimant's failure to submit all the information necessary to decide the claim, the claimant will be notified of the additional information needed and will be given 45 days to provide the information.  (The Plan's time limits are tolled while the Plan is waiting for you to provide the information.)

If a claim is denied, the notice of denial will contain the following information:

1.	the specific reason or reasons for the denial;
2.	reference to the specific provision(s) of the Plan upon which the denial is based;
3.	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
4.

an explanation of the Plan's claim review procedure, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following a denial on review;

5.

if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the denial, either the specific rule, guideline protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the denial and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

6.

if the denial is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

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The claimant, his duly authorized representative or any provider to whom benefits have been assigned may:
-	request a review of the decision by written application to the Trustees not later than 180 days after receipt by the claimant of written notification of denial of the claim;
-	review, upon request and free of charge, documents, records, and other information relevant to the claimant's claim for benefits; and
-	submit written comments, documents, records, and other information relating to the claim for benefits.

Information Available On Written Request -- With respect to an initial benefit determination and the review of an adverse benefit determination, if an internal rule, guideline, protocol, or other similar criterion was relied upon, a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon written request.  If an adverse benefit determination or the decision on review is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical basis for the determination, applying the terms of the plan to the claimant's medical circumstances, will be provided free of charge upon written request.  If advice was obtained from medical or vocational experts in connection with a claimant's adverse benefit determination, the identity of such experts will be provided free of charge upon written request regardless of whether their advice was relied upon in making the benefit determination.

The Trustees' review of the appeal will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The review will not afford deference to the initial adverse benefit determination and will be conducted by an appropriate named fiduciary of the plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

A decision on review of a denied claim will be made by the Trustees not later than 60 days following the Administrative Manager's receipt of a request for review.

The claimant will be notified in writing of the decision on review not later than five days after the decision is made.  If the decision is adverse to the claimant, the notice will include:

1.	the specific reason(s) for the decision;
2.	reference(s) to the specific Plan provision(s) on which the decision is based;
3.	a statement that the claimant is entitled to receive, upon request and free of charge, documents, records, and other information relevant to the claimant's claim for benefits;
4.

if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the denial, either the specific rule, guideline protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the denial and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

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5.

if the denial is based on medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

The decision of the Trustees will be final.

If an appeal of denial of a claim for benefits or any other matter is denied, the participant or claimant has the right to bring a civil suit under ERISA Section 502(a).  However, no legal action may be brought to recover on this plan prior to exhaustion of the plan's claims appeals process.  Nor may such action may be brought after two years following the Trustees' final appeal decision.

3.

In Section I -- General Information, the subsection entitled Claims Procedures For Prescription Drug Benefits is deleted in its entirety and replaced with the following:

CLAIMS PROCEDURES FOR PRESCRIPTION DRUG BENEFITS:  Providers of Prescription Drugs must file their requests for payment directly with Managed Pharmacy Benefits (MPB).  Submission of a prescription to a pharmacy is not a claim.  If you receive a medication or supply from a pharmacy and believe that the copayment or other amount charged by the pharmacy is incorrect, you may then submit a written claim to the Administrative Manager requesting reimbursement of any amounts you believe were overcharged.  A request for reimbursement for a medication or supply obtained from a non-participating pharmacy will be considered a claim when filed with the Administrative Manager in writing.

If this plan is your only or primary plan for prescription drugs, you must obtain prescriptions through a participating or mail order pharmacy and pay your portion of the cost directly to the pharmacy at the time you receive your prescription.  The plan will then reimburse the pharmacy through its pharmacy benefit manager.  If you have other prescription drug coverage that is primary, you must obtain prescriptions through that plan and may submit your receipts for any copayments to the Administrative Manager within 12 months of the date the prescription was filled for reimbursement.  Such reimbursement will be paid directly to you and may not be assigned.

If your claim for prescription drug benefits has been denied, you may appeal through the Administrative Manager as shown above for Medical and Dental Benefits.

4.

In Section I- General Information, the following is added after the subsection entitled Claims Procedures for Prescription Drug Benefits:

CLAIMS FOR OTHER MATTERS:  Any claim by an Employee, Beneficiary, or other party involving a matter other than benefits (for example, if the Plan has denied that an Employee is eligible as a Participant) must be presented in writing to the Administrative Manager.  A written response will be furnished to the person presenting the claim.  If any Employee, Beneficiary, or other party believes that any action of the Fund is incorrect or improper, an appeal must be filed.  The appeal must be signed by the person affected by the action and submitted to the Administrative Manager within 180 days following the action which the appeal concerns.  The person appealing may review all papers pertinent to the subject matter of the appeal in the possession of the Trustees and may present additional evidence and a statement of his position.  The Trustees or a party appointed by the Trustees will review the appeal and provide a prompt written decision to the person appealing.

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Information Available On Written Request (this paragraph applies to Medical, Dental and Prescription Drug Benefits and to Weekly Disability Income Benefits as well.) -- With respect to an initial benefit determination and the review of an adverse benefit determination, if an internal rule, guideline, protocol, or other similar criterion was relied upon, a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon written request.  If an adverse benefit determination or the decision on review is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical basis for the determination, applying the terms of the plan to the claimant's medical circumstances, will be provided free of charge upon written request.  If advice was obtained from medical or vocational experts in connection with a claimant's adverse benefit determination, the identity of such experts will be provided free of charge upon written request regardless of whether their advice was relied upon in making the benefit determination.

Legal Action -- If an appeal of denial of a claim for benefits or any other matter is denied, the participant or claimant has the right to bring a civil suit under ERISA Section 502(a).  However, no legal action may be brought to recover on this plan prior to exhaustion of the plan's claims appeals process.  Nor may such action may be brought after two years following the Trustees' final appeal decision.

5.

In Section V- Medical Coverage, the subsections entitled "Voluntary Utilization Review Program," "Inpatient Hospital Admissions," "Services Eligible for Precertification Regardless of Where Performed" and "Purpose of Utilization Review" are deleted in their entirety and are replaced with the following:

VOLUNTARY PREDETERMINATION PROGRAM:  The Plan does not require that you or your health care provider obtain precertification prior to receiving health care services or supplies nor does it provide reduced benefits if you fail to obtain precertification.  The Plan offers a voluntary predetermination program that you or your health care provider may use to determine whether the Plan considers health care services or supplies that have not yet been provided to you to be medically necessary and appropriate.  If you participate in this voluntary predetermination program and a service or supply is determined to be medically necessary and appropriate, when your claim is submitted after the service or supply is provided, your claim will not be denied on the basis of medical necessity and appropriateness.

There is no penalty for failure to request a predetermination.  However, if you receive health care services or supplies without obtaining a predetermination, you risk learning after receiving the services or supplies, that they are not covered under the Plan because they are not considered medically necessary and appropriate.  Unless you obtain a predetermination, medical necessity will be decided when a claim is filed after the service or supply has been provided.  In such a case, you may be entirely responsible for the cost of any non-covered services or supplies.

If you do not request a predetermination or if the predetermination is that the service is not medically necessary, then a claim submitted after services are provided will be reviewed without regard to whether you participated in the voluntary predetermination program or to any negative determination made as part of that program.

How to Obtain Predetermination -- To predetermine whether a hospitalization or a surgical procedure or other outpatient procedure is considered medically necessary and appropriate, contact Benefit Consultants, Inc. (BCI) at (800) 434-4620.  BCI may refer your request to an independent medical consultant to determine the medical necessity and appropriateness of the service.  You and your physician will be informed of the decision.

Concurrent Review -- If you obtained a predetermination of hospital admission, BCI will perform periodic reviews of your medical progress and will check with your physician and/or hospital.  If BCI determines the continued stay to be medically necessary and appropriate, your claim will not be denied on that basis.

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Emergency Hospital Admissions -- In the event of an emergency hospital admission, you or your physician may contact BCI following the admission to participate in the concurrent review program.

Review of Predetermination Decisions -- If you or your physician disagree with a predetermination that hospitalization, length of stay, surgery or outpatient procedure is not medically necessary or appropriate, you or your physician may contact BCI to review the situation.  Because the plan does not recognize a request as a claim until after the services have been rendered, the Plan's formal appeal procedure does not apply to adverse predetermination decisions.  If you disagree with the predetermination decision, you may obtain the services and, when the claim is submitted after the services have been performed, the claim will be reviewed by the Plan without deference to the negative predetermination decision.

Eligibility and Coverage -- If you wish to know whether the patient is eligible and whether the proposed service or supply is covered or excluded under the terms of the plan, you or your health care provider should contact BCI.  Even if a service or supply is predetermined to be medically necessary and appropriate, BCI will review the claim for eligibility and coverage when it is submitted.  Thus, a claim for medically necessary and appropriate services may be denied on other grounds.

In Witness Whereof, the Trustees of the Paul Mueller Company Employee Benefit Plan have duly executed this Amendment this 21st day of February 2003.

By:	/S/ DONALD E. GOLIK	By:	/S/ GERALD S. MILLER
	Donald E. Golik, Trustee		Gerald S. Miller, Trustee
By:	/S/ MICHAEL W. YOUNG	By:	/S/ GAIL HENRICHS
	Michael W. Young, Trustee		Gail Henrichs, Trustee

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